EXHIBIT 23.1
                                                                    ------------



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2001, except as to the second paragraph of Note 6, which is as of March 28, 2001, relating to the financial statements, which appears in Genus, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.





/s/  PricewaterhouseCoopers  LLP

PricewaterhouseCoopers  LLP
San  Jose,  California
June  26,  2001